                                PREIT-RUBIN, INC.

                                STOCK BONUS PLAN

                                 TRUST AGREEMENT

                      (Effective as of September 30, 1997)

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

 Article I - ESTABLISHMENT, AMENDMENT, AND TERMINATION OF THE
          TRUST
          1.1  Establishment of Trust.....................................  1
          1.2  Exclusive Purpose of Trust.................................  1
          1.3  Amendment of Trust.........................................  2
          1.4  Amendment of Plan..........................................  2
          1.5  Termination of Agreement...................................  2
          1.6  Removal or Resignation of Trustee..........................  2

 Article II - TRUSTEE RESPONSIBILITIES
          2.1  Management of Plan and Trust...............................  2
          2.2  Fiduciary Responsibility of Trustee........................  2
          2.3  Investment Responsibility of Trustee.......................  3
          2.4  Division of the Trust Fund.................................  3
          2.5  Investment of the Trust Fund...............................  3
          2.6  Additional Powers of Trustee...............................  5
          2.7  Benefit Payments...........................................  5
          2.8  Authority for Trustee's Action.............................  5
          2.9  Records....................................................  5
          2.10  Account...................................................  5
          2.11  Voting and Tender of Company Stock........................  6

 Article III - TRUSTEE COMPENSATION
          3.1  Trustee Compensation.......................................  7
          3.2  Indemnification of the Trustee by the Company..............  7

 Article IV - PARTICIPATING EMPLOYERS
          4.1  Affiliated Employers May Join in Trust Agreement...........  8
          4.2  Company Appointed Agent of Participating Employer..........  8

 Article V - GENERAL
          5.1  Plan Documents.............................................  8
          5.2  Construction...............................................  8
          5.3  Gender and Number..........................................  8

                               PREIT-RUBIN, INC.
                               STOCK BONUS PLAN
                                TRUST AGREEMENT
                     (Effective as of September 30, 1997)



                  THIS AGREEMENT and DECLARATION OF TRUST (the "Agreement") is made effective September 30, 1997, by and between PREIT-RUBIN, INC., a Pennsylvania corporation (the "Company"), and CoreStates Bank, N.A., (the "Trustee");

                               W I T N E S E T H :

                  WHEREAS, effective September 30, 1997, the Company adopted the PREIT-RUBIN, Inc. Stock Bonus Plan (the "Plan") for the benefit of its eligible employees; and

                  WHEREAS, the Company desires to appoint CoreStates Bank, N.A. as trustee of the trust established under the Plan;

                  NOW, THEREFORE, the Company and the Trustee agree that this Agreement sets forth the PREIT-RUBIN, Inc. Stock Bonus Plan Trust Agreement, and the parties hereto, intending to be legally bound hereby, further agree as follows:

                                    Article I

            ESTABLISHMENT, AMENDMENT, AND TERMINATION OF THE TRUST

                  1.1 Establishment of Trust. The Company hereby establishes with the Trustee a Trust to consist of all amounts contributed under the Plan on and after September 30, 1997, and the earnings and appreciation thereon, less payments made by the Trustee under the Plan and this Agreement. The assets of the Trust (the "Trust Fund") shall be held, invested, reinvested, and administered by the Trustee in accordance with this Agreement and the Plan. The Company hereby names the Trustee as Trustee of the Trust, and the Trustee hereby accepts its appointment as Trustee hereunder.

                  1.2 Exclusive Purpose of Trust. The Trustee shall hold the assets of the Trust for the exclusive purpose of providing benefits to "Participants" (as defined in the Plan) in the Plan and their beneficiaries (except as provided in Section 4.3 of the Plan) and defraying reasonable expenses of administering the Plan.

                  1.3 Amendment of Trust. The Board of Directors of PREIT-RUBIN, Inc. (the "Company") and the Trustee may amend this Agreement at any time by written agreement between them; provided, that no such amendment shall cause any part of the Fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants or their beneficiaries (except as provided in Section 4.3 of the Plan), and no such amendment shall otherwise violate or conflict with the terms of the Plan.

                  1.4 Amendment of Plan. The Trustee is not a party to the Plan except insofar as the Trustee has assumed duties under the Plan as specifically provided in this Agreement. The Board of Directors of the Company retains the right to amend any provision of the Plan; provided, however, that no amendment altering or modifying the responsibilities of the Trustee shall be effected without its prior written consent.

                  1.5 Termination of Agreement. A termination of this Agreement not involving a termination of the Plan may be accomplished by resignation or removal of the Trustee as provided in Section 1.6. A termination of this Agreement involving a termination of the Plan shall be accomplished in accordance with the terms of the Plan and with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and other applicable law.

                  1.6 Removal or Resignation of Trustee. The Board of Directors of the Company may remove the Trustee at any time upon 60 days' notice in writing to the Trustee (or upon any shorter notice consented to by the Trustee). The Trustee may resign at any time upon 60 days' notice in writing to the Board of Directors (or upon any shorter notice consented to by the Board of Directors). Upon such removal or resignation of the Trustee, the Board of Directors shall appoint a successor trustee. Upon acceptance of such appointment by the successor trustee, the Trustee shall transfer and deliver the Fund to such successor trustee.


                                  Article II

                           TRUSTEE RESPONSIBILITIES

                  2.1 Management of Plan and Trust. The allocation of authority and responsibility for management of the Plan and Trust is set forth in Articles XII through XIV of the Plan, which are incorporated herein by reference.

                  2.2 Fiduciary Responsibility of Trustee. In holding the Fund, following the directions of the "Committee" (as defined in the Plan), and otherwise managing the Fund, the Trustee shall act solely in the interest of the Participants and beneficiaries and --

                  (a) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

                  (b) with the care, skill, prudence, and diligence that a prudent man acting in a like capacity and familiar with such matters would use under the circumstances;

                  (c) by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                  (d) in accordance with the terms of the Plan and the Agreement and the provisions of ERISA.

For purposes of subsections (b) and (c), the prudence requirement (to the extent that it requires diversification) and the diversification requirement shall not be violated by the Trustee's acquisition or holding of "qualifying employer securities" (as defined in section 407(d)(5) of ERISA).

                  2.3 Investment Responsibility of Trustee. Subject to the directions of the Committee and to Section 5.2 of the Plan, the Trustee shall have the exclusive responsibility and authority to hold, invest, reinvest, and administer the Fund in accordance with the terms of the Plan and this Agreement. The Trustee may invest and hold up to 100 percent of the Trust Fund in "Company Stock" (as defined in the Plan), if so directed by the Committee. Except as provided in Section 12.3 of the Plan, the Trustee shall not be liable for following proper directions of the Committee which are in accordance with the terms of the Plan and the Agreement and not contrary to law.

                  2.4 Division of the Trust Fund. The Trustee shall hold the Fund in two separate Subfunds, to be designated (i) the "Company Stock Subfund" and (ii) the "Other Investments Subfund." The Committee shall direct the Trustee as to the manner in which the Trust Fund is to be allocated among the Subfunds. Each Subfund shall be invested in accordance with the provisions of Section 2.5 in the kinds of property specified for the Subfund.

                  2.5 Investment of the Trust Fund. The Trustee shall invest and reinvest the contributions allocated to each of the Subfunds named in Section 2.4, and all proceeds, interest, income, or other payments in respect of such Subfund in the following manner:

                  (a) Company Stock Subfund. All amounts held, upon the direction of the Committee, in the Company Stock Subfund shall be invested and reinvested in Company Stock. Except upon written direction from the Committee, or as necessary to make any distribution or payment from the Trust, the Trustee shall have no power or duty to sell or otherwise dispose of any Company Stock held in the Company Stock Subfund.

                  (b) Other Investments Subfund. All amounts held, upon the direction of the Committee, in the Other Investments Subfund shall be invested and reinvested by the Trustee as directed by the Committee, with the principal objective of maintaining the value of the Participants' interest in the Sub-fund. The Trustee, with respect to the Other Investments Subfund, as directed by the Committee and in addition to those powers given by law, may --

                           (1) invest and reinvest the Subfund without
                  distinction between principal and income in any form of property not prohibited by law, without restriction to investments authorized by state law for fiduciaries;

                           (2) invest in any common or collective trust fund
                  operated by the Trustee or any of its affiliates, provided the requirements of section 408(b)(8) of ERISA and any regulations which may be issued thereunder are met with respect to any such transactions, or in any pooled investment fund of an insurance company qualified to do business in a State; as long as this Trust has any investments in a common trust which has been determined to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, such common trust shall constitute an integral part of this Trust and of the Plan;

                           (3) invest in deposits which bear a reasonable
                  interest rate in any bank or similar financial institution supervised by the United States or any State, including its own banking department, provided the requirements of section 408(b)(4) of ERISA and regulations issued thereunder are met with respect to any such transaction with its own banking department;

                           (4) provide any ancillary service for the Plan,
                  provided the requirements of section 408(b)(6) of ERISA and regulations issued thereunder are met with respect to any provision of such services;

                           (5) join in or oppose the reorganization,
                  recapitalization, consolidation, sale, or merger of corporations or properties upon such terms as it deems wise;

                           (6) dispose of property held by it for such prices
                  and on such terms as it deems best without liability on the purchasers to see to application of the purchase money;

                           (7) hold investments in nominee or bearer form,
                  provided so holding such investments does not violate the requirements of section 403(a) of ERISA and regulations issued thereunder; and

                           (8) give proxies.

                  2.6 Additional Powers of Trustee. As directed by the Committee, the Trustee shall have the authority and power to --

                  (a) enter into transactions for the purpose of acquiring or selling Company Stock, including transactions with the Company or with any shareholder of the Company; and

                  (b) exercise voting rights and any other rights of ownership with respect to Company Stock as directed by the Committee or the Participants in accordance with Section 2.11.

                  2.7 Benefit Payments. The Trustee shall, on the written directions of the Committee, pay benefits from the Trust Fund to such persons, in such manner, and in such amounts as may be specified in the Committee's directions. The Trustee shall be entitled to rely in good faith on any such direction which is proper on its face without making an independent inquiry or investigation.

                  2.8 Authority for Trustee's Action. Whenever the Trustee must or may act upon the direction or approval of the Committee, the Trustee may act upon a written communication signed by any member of the Committee.

                  2.9 Records. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions involving the Trust. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by persons designated by the Committee or the Company.

                  2.10 Account. Within 60 days after its receipt of the independent appraiser's valuation report after the end of a "Plan Year" (as defined in the Plan), and within 60 days after its removal or resignation, the Trustee shall file with the Committee a written account of its administration of the Trust, setting forth all investments, receipts, disbursements, and other transactions effected by it since the end of the period covered by the preceding account, and any other information required for compliance with the reporting and disclosure provisions of ERISA.

                  2.11 Voting and Tender of Company Stock. All voting rights of Company Stock held in the Trust Fund shall be exercised by the Trustee as directed by the Committee, except that each Participant shall be entitled to direct the Trustee as to the manner in which voting rights under Company Stock allocated to the "Company Stock Account" (as defined in the Plan) of the Participant are to be exercised with respect to any corporate matter involving the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed by the Secretary of the Treasury in regulations. With respect to any such matter, the Trustee shall vote as directed by the Participant and shall vote all Company Stock held in the Trust Fund but not yet allocated to the Company Stock Accounts of Participants as directed by the Committee. Such directions shall be given in accordance with the following provisions --

                  (a) At least 30 days before each annual or special shareholders' meeting of the Company at which a corporate matter requiring the votes of Participants is to be voted on, the Committee through the Trustee shall furnish to each Participant a copy of any proxy solicitation material, together with a form requesting confidential instructions on how the Company Stock allocated to the Participant's Company Stock Account (including fractional shares to 1/1000th of a share) is to be voted. Upon timely receipt of such instructions, the Trustee shall vote the Company Stock as directed. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company or employees of any other company. The Trustee and the Committee shall not make recommendations to Participants on whether to vote or how to vote. If voting instructions for Company Stock allocated to any Participant's Company Stock Account are not timely received for a particular shareholders' meeting, the Trustee shall vote such Company Stock as the Committee, in its sole discretion, directs, after the Committee determines such action to be in the best interests of Participants and their beneficiaries.

                  (b) The Trustee shall utilize its best efforts to distribute or cause to be distributed to each Participant in a timely manner all information distributed to shareholders of the Company in connection with any tender or exchange offer. Each Participant shall have the right with respect to the shares of Company Stock allocated to his Company Stock Account to instruct the Trustee in writing as to the manner in which to respond to any tender or exchange offer pending for all shares of Company Stock or any portion thereof. A Participant's instructions shall remain in force until superseded in writing by the Participant. The Trustee shall tender or exchange such shares of Company Stock as and to the extent so instructed by the

         Participant. If the Trustee does not receive instructions from a Participant regarding any such tender or exchange offer for shares of Company Stock allocated to his Company Stock Account, the Trustee shall have no discretion in such matter and shall take no action in response thereto. Unless and until shares of Company Stock are tendered or exchanged, the individual instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company or employees of any other company; provided, however, that the Trustee shall advise the Board of Directors of the Company, at any time upon request, of the total number of shares for which the Trustee has not received instructions to tender or exchange.

                  (c) Except as otherwise provided in subsection (b), neither the Committee nor the Trustee shall have the discretion or power to sell, convey, or transfer any allocated or unallocated shares of Company Stock held in the Trust Fund in response to a tender or exchange offer unless the Board of Directors of the Company or a court of competent jurisdiction determines that the Committee shall have the discretion or power to instruct the Trustee to sell, convey, or transfer any such shares of Company Stock in response to a tender or exchange offer.


                                  Article III

                             TRUSTEE COMPENSATION

                  3.1 Trustee Compensation. The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Board of Directors of the Company and the Trustee. In addition, the Trustee shall be reimbursed for any reasonable and necessary expenses (including the reasonable and necessary expenses of its legal counsel, financial adviser, and other advisers) it incurs in the administration of the Trust which are not payable out of the Trustee's compensation. The Trustee's compensation and the expenses of the Trust shall be paid by the Company or, at the direction of the Board of Directors, by the Trust. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect to, the Trust or the income thereof shall be paid from the Trust.

                  3.2 Indemnification of the Trustee by the Company. The Company hereby agrees to indemnify the Trustee for and to hold it harmless against any and all liabilities, losses, costs, or expenses (including reasonable legal fees and expenses and hourly charges for the time expended by the Trustee's employees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against the Trustee at any time by reason of the Trustee's service under this Trust Agreement and the Plan, if the Trustee did not act dishonestly or in willful or negligent violation of the law or regulation under which such liability, loss, cost, or expense arose.


                                  Article IV

                            PARTICIPATING EMPLOYERS

                  4.1 Affiliated Employers May Join in Trust Agreement. With the consent of the Company and the Trustee, any "Affiliate" (as defined in the Plan) may join in this Trust Agreement as a "Participating Employer." All references in this Trust Agreement to employees of the Company shall be deemed to include the employees of each Participating Employer. The contributions which may be made by each Participating Employer, and the income therefrom, shall be held by the Trustee as part of the Trust.

                  4.2 Company Appointed Agent of Participating Employer. Each Participating Employer appoints the Company as its agent to exercise on its behalf all of the powers and authority conferred upon the Company by this Trust Agreement, including, without limitation, the power to amend this Trust Agreement or to terminate this Trust.


                                   Article V

                                    GENERAL

                  5.1 Plan Documents. The Committee shall cause a copy of the Plan and of any Plan amendment to be delivered to the Trustee.

                  5.2 Construction. Construction, validity, and administration of this Agreement shall be governed by ERISA and other applicable federal law and, to the extent not governed by Federal law, by Pennsylvania law.

                  5.3 Gender and Number. The masculine pronoun wherever used shall include the feminine and the singular may include the plural, and vice versa, as the context may require.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and attested to this 30th day of September, 1997.

Attest:                             PREIT-RUBIN, INC.



                                    By /s/ Ronald Rubin
                                    ----------------------------


Attest:                             CORESTATES BANK, N.A.


 /s/ Anthony Dello Russo, Jr.       By/s/ Donald C. Cardamone
 ----------------------------       -----------------------------------